Exhibit 99.1

Revett Completes Corporate Streamlining efforts and appoints Larry Okada to the Board of Directors

Spokane Valley, Washington December 31, 2009; Revett Minerals Inc. (“Revett” or the “Company”) (“TSX:RVM/OTCBB:RVMIF) has completed its 2009 corporate streamlining efforts, issuing 2.9 million Common shares and 993,661 warrants in exchange for an equivalent number of Revett Silver Class B Common Shares and warrants.

The exchange, which was approved at a special meeting of the Revett Silver shareholders held on December 30, 2009, completes the B share conversion program. Following the exchange, Revett Minerals owns 100% of the issued and outstanding common shares of Revett Silver.

Revett Minerals is also pleased to announce the appointment of Vancouver based Mr. Larry Okada to the Board of Directors and Chairman of the Audit Committee. Mr. Okada has extensive public finance and accounting experience with Deloitte & Touche, Staley Okada & Partners, and PricewaterhouseCoopers LLP. Mr. Okada is a Chartered Accountant in British Columbia (1976) and Alberta (1989) as well as a Certified Public Accountant in Washington State (2000). He currently sits on various committees with the Institute of Chartered Accountants of British Columbia and is the Chief Financial Officer for BCGold Corp. Mr. Okada’s appointment to the Board is subject to TSX acceptance.

Mr. Okada replaces David Lewis who is retiring from the Board of Directors, effective December 30, 2009. “I have been a Board member and Chairman of the Audit Committee since the Company’s inception in 2005. Now that Revett has completed another important phase in its evolution, I feel it is an opportune time for me to retire and I am delighted that Larry, with his professional and business qualifications, has agreed to become a member of the Board” said Mr. Lewis. Tim Lindsey, Chairman, stated, “Larry’s finance and business expertise in the natural resource industry will be invaluable as we continue to grow and strengthen our financial base. We also would like to thank David Lewis for his many years of support, guidance and contribution to the Company.”

John Shanahan, President and CEO also commented, saying, “We are extremely proud of what has been accomplished during 2009 and would like to thank all employees at Revett for their hard work and perseverance this year. Without their support, our many accomplishments throughout 2009 would not have been possible.”

About Revett

Revett Minerals, through its subsidiaries, owns and operates the currently producing Troy Mine and development-stage Rock Creek Project, both located in northwestern Montana, USA. The proven reserves at the Troy Mine and significant resources at the Rock Creek project will form the basis of our plan to become a solid mid-tier base and precious metals producer. Revett plans on expanding production through exploration in and around its current properties, as well as through targeted business combinations of advanced stage projects.

John Shanahan
President & CEO

For more information, please contact:

Doug Ward, VP Corporate Development or Monique Hayes, Corporate/Investor Communications at (509) 921-2294 or visit our website at www.revettminerals.com.

Except for the statements of historical fact contained herein, the information presented in this press release may contain “forward–looking statements” within the meaning of applicable Canadian securities legislation and The Private Securities Litigation Reform Act of 1995. Generally, these forward looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects”, or “does not expect”, “is expected”, “is not expected”, “budget”, “schedule”, “estimates”, “forecasts”, “intends”, “anticipates”, “or does not anticipate” or “believes” or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will ”, “occur” or “be achieved”. Actual results and developments could be affected by development risks and production risks, our challenging working capital position and our inability to continue to fund operations, as well as those factors discussed in the section entitled “Risk Factors” in the Form 10-K filed on SEDAR at www.sedar.com and with the SEC on EDGAR. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Revett Minerals does not undertake to update any forward-looking statements that are incorporated by reference herein, except in accordance with applicable securities laws.